FIELDPOINT PETROLEUM COROPRATION
                               1703 Edelweiss Dr.
                              Cedar Park, TX 78613

                                                     August 31, 2001


Dear Shareholder:

         You are cordially invited to attend an Annual Meeting of Shareholders (the "Meeting") of FieldPoint Petroleum Corporation, a Colorado corporation ( the "Company") to be held on Sunday, September 30, 2001 at 10:00 a.m., Central Time, at 1703 Edelweiss Drive, Cedar Park, Texas 78613. Your Board of Directors and management look forward to greeting personally those Shareholders able to attend.

         At the Meeting, you will be asked to consider and vote upon: (i) a proposal to elect four (4) nominees as directors of the company to serve until the next annual meeting of Shareholders of the Company to be held in 2002; (ii) a proposal to ratify the selection of Hein & Associates L.L.P. as the Company's independent auditors for the current fiscal year ending December 31, 2000; and
(iii) a proposal to amend the articles of incorporation to authorize 10 million shares of preferred stock, $.01 par value; and (iv) any other business as may properly come before the Meeting or any adjournment thereof (collectively, the "Proposals"). The Proposals are fully set forth in the accompanying Proxy Statement which you are urged to read thoroughly. For the reasons set forth in the Proxy Statement, your Board of Directors recommends a vote FOR all nominees as directors and IN FAVOR of all Proposals.

         It is important that your shares be voted at the Meeting. Whether or not you plan to attend in person, please complete, date and sign the enclosed proxy and return it as promptly as possible in the accompanying postage prepaid envelope. If you do attend the Meeting and wish to vote your shares in person, even after returning the proxy, you still may do so.

         Mailing of this proxy statement is expected to begin September 4, 2001. Thank you for your cooperation.

                                           Respectfully,

                                           FieldPoint Petroleum Corporation



                                             /s/ Ray D. Reaves
                                           -------------------------------------
                                           Ray D. Reaves
                                           President and Chief Executive Officer

                        FIELDPOINT PETROLEUM CORPORATION
                              1703 Edelweiss Drive
                              Cedar Park, TX 78613


--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held September 30, 2001
--------------------------------------------------------------------------------

TO OUR SHAREHOLDERS:

         NOTICE IS HEREBY GIVEN that an Annual Meeting of Shareholders of FieldPoint Petroleum Corporation will be held on Sunday, September 30, 2001 at 1703 Edelweiss Drive, Cedar Park, Texas 78613, to consider and vote on the following matters as described in this notice and the accompanying Proxy
Statement:

         1. To elect five directors to hold office until the next annual meeting of Shareholders or until their successors have been duly elected and qualified.

         2. To ratify the selection of Hein & Associates, L.L.P. as the Company's independent auditors for the current fiscal year ending December 31, 2001.

         3. To amend the acticles of incorporation to authorize 10 million shares of preferred stock.

         4. To transact such other business as may properly come before the Meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on August 17, 2001 as the record date for determination of Shareholders entitled to vote at the Meeting or any adjournments thereof, and only Shareholders of record at the close of business on that date will be entitled to vote. At the Record Date, 7,355,825 shares of common stock were issued and outstanding. A list of Shareholders entitled to vote at the meeting will be available for inspection at the principal executive offices of the Company located at 1703 Edelweiss Drive, Cedar Park, Texas 78613.

         The approximate date on which this Proxy Statement is first being mailed to Shareholders is September 4, 2001. Shareholders who execute proxies may revoke them at any time prior to their being exercised by providing written notice to the Company by delivering another proxy bearing a later date any time prior to the meeting. Mere attendance at the Meeting will not revoke the proxy, but a Shareholder present at the Meeting may revoke his or her proxy and vote in person. Any duly executed proxy on which a vote is not indicated (except broker non-votes expressly indicating a lack of discretionary authority to vote) will be deemed a vote for the nominees and all Proposals. Abstentions and broker non-votes will not be counted as votes either "for" or "against" any matters coming before the Meeting.

         To assure representation at the Meeting, Shareholders are urged to sign and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose. Any Shareholder attending the Meeting may vote in person even if he or she previously returned a proxy.

                                              By Order of the Board of Directors


                                                /s/ Kelly Latz
                                              ----------------------------------
                                              Kelly Latz
                                              General Counsel and Secretary

                        FIELDPOINT PETROLEUM CORPORATION
                               1703 Edelweiss Dr.
                              Cedar Park, TX 78613


--------------------------------------------------------------------------------
                                 PROXY STATEMENT
                       For Annual Meeting of Shareholders
                          To Be Held September 30, 2001
--------------------------------------------------------------------------------


Solicitation of Proxies:

         This Proxy Statement is furnished in connection with solicitation of Proxies on behalf of the Board of Directors of FieldPoint Petroleum Corporation (the "Company") to be voted at the annual meeting of shareholders (the
"Meeting") to be held at 1703 Edelweiss Drive, Cedar Park, Texas 78613 on Sunday, September 30, 2001 at 10:00 a.m., Central daylight savings time and at any adjournments thereof. This Proxy Statement and the enclosed form of proxy are first being sent or given to shareholders of record on or about September 4, 2001.

         At the Meeting, the shareholders will be asked to consider and vote upon: (i) a proposal to elect four (4) nominees as directors of the Company to serve until the next annual meeting of shareholders of the Company to be held in 2002; (ii) ratify the selection of Hein & Associates, L.L.P. as the Company's independent auditors for the current fiscal year ending December 31, 2001; (iii) a proposal to amend the articles of incorporation to authorize 10 million shares of preferred stock, $.01 par value; and (iv) any other business as may properly come before the Meeting or any adjournment thereof (collectively, the
"Proposals"). The Board of Directors unanimously recommends that the shareholders vote FOR all nominees as directors and IN FAVOR of all Proposals.

Record Date and Outstanding Shares:

         The Board of Directors has fixed the close of business on August 17, 2001, as the record date for the determination of holders of shares of outstanding capital stock entitled to notice of and to vote at the Meeting. On August 17, 2001, there were outstanding 7,355,825 shares of common stock, $ .01 par value held by shareholders entitled to vote at the meeting.

Voting Proxies:

         A proxy card accompanies this Proxy Statement. All properly executed proxies that are not revoked will be voted at the Meeting, and any postponements or adjournments thereof, in accordance with the instructions contained therein. Proxies containing no instruction regarding the Proposals specified in the form of proxy will be voted for all nominees as directors and in favor of the Proposals. The Meeting may be adjourned and additional proxies solicited, if the vote necessary to approve a Proposal has not been obtained. Any adjournment of the Meeting will require the affirmative vote of the holders of at least a majority of the shares represented, whether in person or by proxy, at the Meeting (regardless of whether those shares constitute a quorum).

         A shareholder who has executed and returned a proxy may revoke such proxy at any time before it is voted at the Meeting by executing and returning a proxy bearing a later date, by filing written notice of such revocation with the Secretary of the Company stating the proxy is revoked, or by attending the Meeting and voting in person. Mere attendance at the Meeting will not revoke a properly executed proxy.

Quorum and Required Vote:

         Quorum: The holders of one-third of the shares of Common Stock issued and outstanding on the Record Date and entitled to vote at the Meeting shall constitute a quorum of the transactions of business at the Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for shareholder approval) will be counted for purposes of determining whether a quorum exists at the Meeting.

         Required Vote: At the Meeting, the holders of Common Stock on the Record Date will be entitled to one vote per share on each matter of business properly brought before the Meeting including one vote per share on each of the nominees for director and the Proposals. Holders of Common Stock have the right to elect four (4) members of the Board of Directors, as proposed in the "Director Election Proposal." Every holder of Common Stock on the Record Date shall have the right to vote, in person or by proxy, the number of shares of Common Stock owned, for as many persons as there are directors to be elected at that time. Cumulative voting in the election of directors is not permitted. Directors are elected by the plurality of the votes cast by the shares entitled to vote in the election.

         Abstentions and broker non-votes will not be counted as votes either "for" or "against" any matter coming before the Meeting, nor will such abstentions and broker non-votes be counted toward determining a quorum.

         Votes by Directors, Officers, and Affiliates: At the Record Date, directors, officers, and affiliates of the Company had the right to vote through proxy, beneficial ownership or otherwise 3,430,627 shares of Common Stock, or 47% of the issued and outstanding Common Stock. The Company has been advised that the directors, officers, and affiliates of the Company intend to vote FOR all nominees for director and IN FAVOR of all other Proposals described in this Proxy Statement. All these directors, officers, and affiliates of the Company will have an interest in the election of directors.

Proxy Solicitation and Expenses:

         Solicitation of Proxies may be made by mail by directors, officers and employees of the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, facsimile, telegraph, and by directors, officers and regular employees of the Company, without special compensation therefore; except that directors, officers and employees of the Company may be reimbursed for out-of-pocket expenses in connection with any solicitation of proxies. The Company will request banking institutions, brokerage firms, custodians, trustees, nominees, and fiduciaries to forward solicitation material to the beneficial holders or owners of Common Stock held of record by such persons, and the Company will reimburse reasonable forwarding expenses upon the request of such record holders.

         Although the Company does not anticipate retaining a proxy solicitation firm to aid in solicitation of Proxies from its shareholders, if such a firm is retained, it would be paid customary fees and would be reimbursed for out-of-pocket expenses.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following tables set forth, to the best knowledge of the Company, information as to the ownership of the Company's Common Stock held by (i) each person or entity who owns of record or who is known by the Company to own beneficially 5% or more of the outstanding shares of such stock, (ii) directors and nominees, and (iii) all directors and officers as a group, as of August 17, 2001. Except as otherwise indicated, ownership of shares by the persons named below includes sole voting and investment power held by such person.

         A. Security Ownership of Certain Beneficial Owners: The following table sets forth as of August 17, 2001 the individuals or entities known to the Company to own more than 5% of the Company's outstanding shares of Common Stock $.01 Par Value.


Name and Address                 Amount and Nature
Of Beneficial Owner              Of Beneficial Ownership       Percent of Class
-------------------              -----------------------       ----------------


The Delray Trust                           586,928                    8.1%
3606 Belle Grove
Sugar Land, Texas 77479

Ray D. Reaves                            3,249,925 1                 44.0%
1703 Edelweiss Drive
Cedar Park, Texas 78613

Robert A. Manogue                          403,777 2                  5.0%
1703 Edelweiss Drive
Cedar Park, Texas 78613

Roger D. Bryant                             50,000 3                  1.0%
1703 Edelweiss Drive
Cedar Park, Texas 78613

------------------
1 Includes (i) shares beneficially owned based on position with BPI; and (ii) 600,000 shares of Common Stock underlying options granted to Mr. Reaves.
2 Includes (i) shares owned by a partnership of which Mr. Manogue is a partner; and (ii) 100,000 shares of Common Stock underlying an option granted to Mr. Manogue.
3 Includes 50,000 shares of Common Stock underlying an option granted to Mr. Bryant.

Donald H. Stevens                          100,000 4                  1.1%
1703 Edelweiss Drive
Cedar Park, Texas 78613


All Officers and Directors               3,803,702                   52.0%
     as a Group (4 persons)

PROPOSAL 1:  DIRECTOR ELECTION PROPOSAL

         The Company's bylaws provide that the Board of Directors will consist of three (3) and no more than nine (9) members. The Board of Directors of the Company presently consists of four (4) members. Directors of the Company generally serve for a term of one year (until the next annual meeting of shareholders) and until their successors are duly elected or appointed and qualified, or until their death, resignation or removal. Each of the persons nominated to hold office provided below is currently a member of the Board of Directors. Unless authority to vote in the election of directors is withheld, it is the intention of the persons named in the proxy to nominate and vote for the five persons named in the table below, each of who has consented to serve if elected. In the event that by reason of contingencies not presently known to the Board of Directors, one or all of the nominees should become unavailable for election, the proxies will be voted for such substitute as shall be designated by the Company's Board of Directors. In completing the enclosed proxy card, if a shareholder decides to withhold authority to vote for any of the director nominees, such shareholder should mark the WITHHOLD AUTHORITY box and line through such nominee(s) name in Proposal 1 of the proxy card.

         Directors are elected by the plurality of votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

         Messrs. Bryant, Manogue and Stevens are "non-executive" directors, denoting that they are neither officers nor employees of the Company. There are no family relationships between or among any of the directors of the Company,

         Nominees for Election at the Meeting:

Name                       Age            Present Position with the Company
----                       ---            ----------------------------------
Ray D. Reaves              39             Director, Chairman, President, and CEO

Robert A. Manogue          76             Director

Roger D. Bryant            58             Director

Don H. Stevens             48             Director



------------------
4   Includes  100,000 shares of Common Stock underlying an option granted to Mr.
Stevens.

         Certain biographical information regarding the directors is listed below.

         Mr. Reaves has been Chairman, Chief Executive Officer, President, and Director of the Company since May 22, 1997. He also serves as a Director and the President of Bass Petroleum, Inc., from inception in October 1989 to present.

         Mr. Manogue has been retired since 1982 and builds homes in Albuquerque, New Mexico as a retirement project under R.A. Manogue Construction. Mr. Manogue was President of C.P. Clare International N.V. in Brussels, Belgium, a $50 million subsidiary of General Instruments Corp., from 1976 to 1982. He also served as Vice President of Marketing for Emerson Electric Company (manufacturer and marketer of consumer and industrial products) from 1971 to 1976.

         Mr. Bryant has been President of Canmax Corp. from November 1994 to the present. He was President of Network Data Corp. from May 1993 to October 1994. Mr. Bryant served as Senior Vice President Corporate Development of Network Data Corp. from January 1993 to May 1993. He also served as President of Dresser
Industries, Inc. Wayne Division (a leading international manufacturer of fuel dispensing equipment) from May 1991 to July 1992. Mr. Bryant was President of Schlumberger Limited, Retail Petroleum Systems Division, USA(a division of Schlumberger Corporation) from August 1989 to May 1991.

         Mr. Stevens has been Vice President Capital Markets and Treasurer of Forest Oil Corp. from August 1997 to the present. He served as Vice President Corporate Relations and Capital Markets of Barrett Resources Corp. From August 1992 until August 1997. He also served as Manager of Corporate and Tax planning for Kennecott Corporation from July 1989 until August 1992.





Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Act requires directors and officers of the Company, and persons who own more than 10 percent of the Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock. Directors, officers and more than 10 percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, all Section 16(a) filing requirements applicable to its directors, officers and more than 10 percent beneficial owners were met.

Meetings and Committees of the board of Directors


         a.       Meetings of the Board of Directors

         During the fiscal year ended December 31, 2000. Two meetings of the Board of Directors were held, including regularly scheduled and special meetings, each of which were attended by all of the Directors. Outside Directors receive $500 per meeting and were reimbursed their expenses associated with attendance at such meetings or otherwise incurred in connection with the discharge of their duties as a Director. Directors received a grant of options to purchase 100,000 shares of common stock at the date of their appointment and could receive an additional grant of options to purchase shares of common stock, as long as they continue to serve as directors.

         b.       Committees


         The board appoints committees to help carry out its duties. In particular, board committee work on key issues in greater detail than would be possible at full board meetings. Each committee reviews the result of its meetings with the full board.

         During the fiscal year ended December 31, 2000, the Board did not have an Audit Committee, Compensation Committee, Nomination Committee or any other standing committees. However, during the current fiscal year, the Board has established the following committees:

Audit Committee

         The audit committee is currently composed of the following directors:

                            Donald Stevens, Chairman
                                  Roger Bryant

         The Board of Directors has determined that Messrs. Stevens and Bryant are "independent" within the meaning of the National Association of Securities Dealers, Inc.'s listing standards. For this purpose, an audit committee member is deemed to be independent if he does not possess any vested interests related to those of management and does not have any financial, family or other material personal ties to management.

         The audit committee was not formed or organized and did not meet during fiscal 2000. the committee is responsible for accounting and internal control matters. The audit committee:

         -        reviews  with  management,   the  internal  auditors  and  the
                  independent auditors policies and procedures with respect to internal controls;

         -        reviews significant accounting matters;

         - approves any significant changes in accounting principles of financial reporting practices;

         -        reviews independent auditor services; and

         - recommends to the board of directors the firm of independent auditors to audit our consolidated financial statements.

In addition to its regular activities, the committee is available to meet on all of the independent accountants, controller or internal auditor whenever a special situation arises.



Compensation Advisory Committee

         The compensation advisory committee is currently composed of the following directors:

                                  Roger Bryant
                                 Robert Manogue

         The compensation advisory committee was not formed or organized and did not meet during fiscal 2000. The compensation advisory committee:


         - recommends to the board of directors the compensation and cash bonus opportunities based on the achievement of objectives set by the compensation advisory committee with respect to our chairman of the board and president, our chief executive officer and the other executive officers;

         -        administers our compensation plans for the same executives;

         -        determines equity compensation for all employees;

         -        reviews  and   approves  the  cash   compensation   and  bonus
                  objectives for the executive officers; and

         - reviews various matters relating to employee compensation and benefits.

         Any transactions between the Company and its officers, directors, principal shareholders, or other affiliates have been and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties on an arms-length basis and will be approved by a majority of the Company's independent, outside disinterested directors.


     Executive Compensation:

         The following table sets forth the cash compensation received by the Company's Chief Executive Officer during the fiscal years ended December 31, 2000, 1999, and 1998, as well as aggregate options granted for each fiscal year.


                           Summary Compensation Table
                               Annual Compensation
                               -------------------

                                                                     Securities
                                                                     Underlying
 Name and Principal Position    Year      Salary ($)     Bonus($)    Options (#)
 ---------------------------    ----      ----------     --------    -----------

 Ray D. Reaves                  2000        90,000        30,000       400,000
    Chairman, President and
     Chief Executive Officer    1999        90,000          --            --

                                1998        90,000          --            --




                        Option Grants in Last Fiscal Year
                        ---------------------------------


         The following table sets forth information concerning individual grants of stock options made during the fiscal year ended December 31, 2000 to the Company's President.

                                      % of Total Options
    Name         Options Granted #   Granted to Employees   Exercise Price   Expiration
    ----         ---------------     --------------------   --------------   ----------
Ray D. Reaves    200,000/200,000             100%             $.69/$2.125     2002/2004




          Aggregated Option Exercises And Fiscal Year-End Option Values
          -------------------------------------------------------------


         The following table sets forth information concerning each exercise of stock options during the fiscal year ended December 31, 2000 by the Company's President, and the fiscal year-end value of unexercised options held by the President.

                                                     Number of       Value of
                                                   Unexercised      Unexercised
                                                     Options       In-The-Money
                                                    at FY-End         Options
                Shares Acquired   Value           Exercisable/     Exercisable/
     Name         on Exercise #   Realized ($)    Unexercisable    Unexercisable
     ----       ---------------   ------------    -------------    -------------

Ray D. Reaves        90,000         $137,000     200,000/200,000     $162,000/0

PROPOSAL 2:  INDEPENDENT AUDITORS

         The Board of Directors has selected Hein & Associates LLP to act as its independent auditors for the 2000 fiscal year and ask for shareholders' ratification of such appointment. THE BOARD OF DIRECTORS RECOMMENDS THAT THE
SHAREHOLDERS VOTE FOR RATIFICATION OF HEIN & ASSOCIATES LLP AS INDEPENDENT AUDITORS FOR 2000.




PROPOSAL 3:  APPROVAL OF AMENDMENT TO AUTHORIZE PREFERRED STOCK

         The Board of Directors of the Company unanimously voted to recommend to the shareholders that the Amendment be approved, whereby the Company's articles of incorporation be amended to authorize 10 million shares of Preferred Stock, $.01 par value per share. THE BOARD OF DIRECTORS BELIEVES THE AMENDMENT IS IN THE BEST INTEREST OF THE COMPANY AND THEREFORE RECOMMENDS A VOTE FOR PROPOSAL 3.

No shares of preferred stock have been issued, and there exist no agreements, arrangements or understandings pursuant to which we are committed to issue any shares of preferred stock.

If this Proposal No. 3 is approved, the articles of incorporation will give the board of directors the authority to divide the class of preferred shares into series and to fix and determine the relative rights and preferences of the shares of any such series so established to the full extent permitted by the laws of the State of Colorado and those articles of incorporation in respect of, among other things, the number of preferred shares to constitute such series, and the distinctive designations thereof, the rate and preference of dividends, if any, the time of payment of dividends, whether dividends are cumulative and the date from which any dividend shall accrue; whether preferred shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption; the liquidation preferences payable on preferred shares in the event of involuntary or voluntary liquidation; sinking fund or other provisions, if any, for redemption or purchase of preferred shares; the terms and conditions by which preferred shares may be converted, if the preferred shares of any series are issued with the privilege of conversion; and voting rights, if any. The board of directors has not designated any series of preferred stock.

         In the event of a proposed merger, tender offer, proxy contest or other attempt to gain control of us, which we do not approve, our Board of Directors could authorize, without further shareholder approval, the issuance of one or more series of preferred stock with voting rights or other rights and preferences which would impede the success of the proposed merger, tender offer, proxy contest or other attempt to gain control of us. Such issuance would be subject to any limitations imposed by applicable law, our Certificate of Incorporation, the terms and conditions of any outstanding class or series of preferred shares and the applicable rules of any securities exchanges upon which our securities are at any time listed or of other markets on which our securities are at any time listed. The issuance of preferred stock may have an adverse effect on the rights (including voting rights) of holders of common stock.

                  STOCKHOLDER PROPSALS FOR NEXT ANNUAL MEETING

         Any proposal which a stockholder intends to present for consideration and action at the next annual meeting of stockholders must be received in writing by the Company no later than February 10, 2002, and must conform to applicable Securities and Exchange Commission rules and regulations.


                                  OTHER MATTERS

         The Company knows of no other matters to be brought before the Annual Meeting. However, if other matters come to their attention before the meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with their judgement on such matters.

         The Annual Report to Shareholders, covering the Company's fiscal year ended December 31, 2000, including audited financial statements, is enclosed herewith. The Annual Report to Shareholders does not form any part of the material for solicitation of proxies. The Annual Report is the Company's Form 10KSB.